EXHIBIT 11.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 28,2021, in the Annual Report (Form 1-K) of Tropical Racing Inc. and Subsidiaries.

Friedman CPA Group

Certified Public Accountants

April 30, 2021

Plantation, Florida